Exhibit 10.1

June 14, 2007 two year $15,000 Convertible Promissory Note

(Lender: Ronald DeAngelis)

FRESH HARVEST PRODUCTS, INC.
CONVERTIBLE PROMISSORY NOTE

Date: June 14 2007
Amount: $15,000

This Promissory Note Agreement (this "Agreement") is made and entered into as of June ____, 2007 by and among Fresh Harvest Products, Inc. (hereafter "Fresh Harvest" or "Borrower"), a New Jersey corporation, with its principal office located at 280 Madison Avenue Suite 1005 New York, New York 10016 and Ronald DeAngelis, an individual (s) Lender (hereafter "Lender") located at 58 Horton St Stamford, CT 06902, with reference to the following facts:

The principal of this note (the "Note") shall bear interest on the unpaid balance thereof at a rate per annum of 10%. The Note shall have a Term of 24 months.

At Lender's sole discretion, this Note, or a portion thereof, may be converted into shares of Fresh Harvest Products, Inc. Restricted Common Stock (the "Shares") at the conversion rate at the lower of: (1) $0.50 per share; or, (2) a 25% discount to the closing Bid price (provided a trading market develops) on the date of conversion. The Lender shall exercise this option by written notice to the Borrower on the date of conversion. The Company shall include the Shares, if and when converted, in its next registration statement in its Form SB-2 or any other equivalent form.

It is understood and agreed that the occurrence of any one or more of the following events shall constitute a default under this Note: (A) the failure to pay or perform any obligations, liabilities, or indebtedness of Borrower to Lender under this Note, a proceeding being filed by or commenced against Borrower for dissolution or liquidation, or Borrower of this Note voluntarily or involuntarily terminating or dissolving or being terminated or dissolved, or the sale of all or substantially all of the assets of any of the Borrower of this Note; (C) the failure of Borrower to pay when due the principal (D) insolvency of, business failure of, the appointment of a custodian, trustee, liquidator, or receiver for or for any of the property of, or an assignment for the benefit of creditors by or the filing of a petition under bankruptcy, insolvency, or debtor's relief law, or for any readjustment of indebtedness, composition, or extension by or against any Borrower of this Note; (E) Lender determining that any representation or warranty made by Borrower of this Note to Lender is, or was at the time made, untrue or materially misleading .

Upon the occurrence of any such default, the Note shall begin to accrue interest at the rate of 10% per annum on the entire unpaid principal balance of this Note. Failure of the holder of this Note to exercise any of its rights and remedies shall not constitute a waiver of the right to exercise the same at that or any other time. All rights and remedies of the holder for default under this Note shall be cumulative to the greatest extent permitted by law. If there is any default under this Note, and this note is placed in the hands of an attorney for collection, or is collected through any court, including any bankruptcy court, Borrower promise to pay to the holder hereof its reasonable attorney fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Note provided the same is legally allowed by the laws of New York or any state where the collateral or part thereof is situated.

If any one or more of the provisions of this Note, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Note and all other applications of any such provision shall not be affected thereby. In the event such provision(s) cannot be modified to make it or them enforceable, the invalidity or unenforceability of any such provision(s) of this Note shall not impair the validity or enforceability of any other provision of this Note.

This note has been delivered in, and shall be governed by and construed in accordance with the laws of New York.

Lender

Ronald DeAngelis

Ronald DeAngelis

Borrower
Fresh Harvest Products, Inc.

Michael Jordan Friedman
Pres./CEO

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